As filed with the Securities and Exchange Commission on May 31, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________
MERITAGE HOMES CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________________

Maryland	86-0611231
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8800 East Raintree Drive, Suite 300, Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)
_____________________________________
MERITAGE HOMES CORPORATION AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
(Full title of the plan)
_____________________________________

Hilla Sferruzza Executive Vice President and Chief Financial Officer 8800 East Raintree Drive Suite 300 Scottsdale, Arizona 85260 480-515-8100	Copies to: Jeffrey E. Beck Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000
(Name, address and telephone number (including area code) of agent for service)
_____________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer            ☑        Accelerated filer            ☐
Non-accelerated filer            ☐        Smaller reporting company    ☐
    (Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock ($0.01 par value)	1,200,000	$36.42	$43,704,000	$4,400.99

(1)
In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on May 26, 2016.

This Registration Statement relates to:

•
the Registration Statement on Form S-8 (No. 333-134637) that Meritage Homes Corporation, a Maryland corporation (the “Registrant”), filed on June 1, 2006, pursuant to which the Registrant registered 1,201,350 shares of common stock for issuance under the Meritage Homes Corporation 2006 Stock Incentive Plan (as heretofore amended as identified in the Registration Statements referenced below, the “Plan”);

•	the Registration Statement on Form S-8 (No. 333-151261) filed on May 29, 2008, pursuant to which the Registrant registered an additional 900,000 shares of common stock for issuance under the Plan;

•	the Registration Statement on Form S-8 (No. 333-166991) filed on May 21, 2010, pursuant to which the Registrant registered an additional 250,000 shares of common stock for issuance under the Plan;

•
the Registration Statement on Form S-8 (No. 333-181713) filed on May 25, 2012, pursuant to which the Registrant registered and additional 2,562,482 shares of common stock for issuance under the Plan (including 1,382,482 shares previously registered under a prior plan and transferred to the Plan, these 1,362,428 shares, the “Carried Forward Shares”); and

•	the Registration Statement on Form S-8 (No. 333-196095) filed on May 20, 2014, pursuant to which the Registrant registered an additional 1,100,00 shares of common stock for issuance under the Plan.
The contents of the above-referenced registration statements are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan to, among other things, increase the number of shares of common stock authorized to be issued thereunder from 4,150,000 shares to 5,350,000 (excluding the Carried Forward Shares).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.     Exhibits.

Exhibit Number	Description	Page or Method of Filing
5.1	Opinion of Venable LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Venable LLP	Included as part of Exhibit 5.1
24.1	Power of Attorney	See Signature Page
99.1	Meritage Homes Corporation Amended and Restated 2006 Stock Incentive Plan	Incorporated by reference to Appendix A to the Proxy Statement for the 2014 Annual Meeting of Stockholders
99.2	Amendment to Meritage Homes Corporation Amended and Restated 2006 Stock Incentive Plan	Incorporated by reference to the Appendix to the Proxy Statement for the 2016 Annual Meeting of Stockholders

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 31st day of May, 2016.

MERITAGE HOMES CORPORATION

/s/	Hilla Sferruzza
By:	Hilla Sferruzza
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Hilton, C. Timothy White and Hilla Sferruzza, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicate

Signature	Title	Date

By: /s/ Steven J. Hilton	Chairman, Chief Executive Officer and Director	May 31, 2016
Steven J. Hilton	(Principal Executive Officer)

By: /s/ Hilla Sferruzza	Executive Vice President and Chief Financial Officer	May 31, 2016
Hilla Sferruzza	(Principal Financial and Accounting Officer)

By: /s/ Peter L. Ax	Director	May 31, 2016
Peter L. Ax

By: /s/ Raymond Oppel	Director	May 31, 2016
Raymond Oppel

By: /s/ Robert G. Sarver	Director	May 31, 2016
Robert G. Sarver

By: /s/ Richard T. Burke, Sr.	Director	May 31, 2016
Richard T. Burke, Sr.

By: /s/ Gerald W. Haddock	Director	May 31, 2016
Gerald W. Haddock

By: /s/ Dana Bradford	Director	May 31, 2016
Dana Bradford

By: /s/ Michael R. Odell	Director	May 31, 2016
Michael R. Odell

By: /s/ Deb Henretta	Director	May 31, 2016
Deb Henretta

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing
5.1	Opinion of Venable LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Venable LLP	Included as part of Exhibit 5.1
24.1	Power of Attorney	See Signature Page
99.1	Meritage Homes Corporation Amended and Restated 2006 Stock Incentive Plan	Incorporated by reference to Appendix A of the Proxy Statement for the 2014 Annual Meeting of Stockholders
99.2	Amendment to Meritage Homes Corporation Amended and Restated 2006 Stock Incentive Plan	Incorporated by reference to the Appendix to the Proxy Statement for the 2016 Annual Meeting of Stockholders